Exhibit 10.8

HEALTHMODE, INC.

548 MARKET STREET PMB #57448*
SAN FRANCISCO, CALIFORNIA 94104

June 25, 2019

Daniel Karlin

Dear Daniel:

HealthMode, Inc. (the “Company” or “HealthMode”) is pleased to offer you employment on the following terms:

1.
Position. Your initial title will be Chief Executive Officer & Co-Founder and you will initially report to the Company’s Chairman. This is a full-time position. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with HealthMode. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company. Within thirty (30) days of the date you commence employment with the Company, the Board of Directors of the Company (the “Board”) shall be adjusted to formally consist of three (3) members including you, the Company’s Chairman and a representative appointed by DCVC.
2.
Cash Compensation. The Company will pay you a starting salary at the rate of $250,000 gross per year, payable semi-monthly in the middle and at the end of the month and subject to applicable deductions and withholdings. This salary will be subject to periodic review and adjustments at the Company’s discretion. Your total compensation will be subject to periodic review and adjustment pursuant to the Company’s employee compensation policies in effect from time to time.
3.
Employee Benefits. You will get hardware and peripherals depending on your preferences and we will make arrangements as to providing healthcare coverage for you. In addition, you will be entitled to 5 weeks of paid vacation in accordance with the company’s vacation policy.
4.
Equity Award. Subject to the approval of the Board, you will receive an option to purchase 78,707 shares of the Company’s Common Stock (equal to 9.5% of the fully diluted equity capital of the Company as of the date of this letter) in accordance with Company’s 2018 Stock Option and Grant Plan (the “Equity Plan”) and a stock option agreement that you and the Company shall enter into (the “Stock Option”). The Stock Option will have an exercise price equal to the fair market value of the Company’s Common Stock on the grant date based on the Company’s 409A valuation which the Company expects will be completed in August 2019. The vesting start date will be set as April 29, 2019. One-fourth of the Stock Option shall vest on the first anniversary of vesting start date and the remaining shares subject to the Stock Option shall vest in substantially equal installments over the following 36 months. Except as provided below, vesting of the Stock Option shall be subject to your continued Service Relationship (as defined in the Equity Plan) with the Company through the applicable vesting date. In the event your employment with the Company

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is involuntarily terminated by the Company without Cause (as defined in the Equity Plan) and provided that such termination occurs during the six-month period following a Sale Event (as defined in the Plan), then one hundred percent (100%) of the shares of the Company’s Common Stock subject to the Stock Option shall vest in full as of your termination date. Accelerated vesting is subject to your execution and delivery of an effective separation and general release agreement in a form and manner satisfactory to the Company (the “Separation Agreement”) within sixty (60) days of such termination (the “Release Period”) and your continued compliance with all applicable restrictive covenants, including, without limitation, your PIIA (as defined below). The Company shall make available to you, in connection with your exercise of the Stock Option, a seven-year, full-recourse promissory note with a rate of interest equal to the applicable federal rate. You will be responsible for filing an 83(b) election in connection with exercise of the Stock Option in the event you exercise the Stock Option prior to the date that the Stock Option is fully vested. You will have ninety (90) days following termination of your employment with the Company for any reason other than Cause, during which to exercise the vested portion of the Stock Option.
5.
Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. More specific conditions under which the Company may terminate employment with you are in point 6 of this Offer Letter. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation, and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you).
6.
Termination In the event that you are involuntarily terminated by the Company other than due to Cause, death or disability, then subject to your execution and delivery of an effective Separation Agreement within the Release Period and your continued compliance with all applicable restrictive covenants, including, without limitation, the PIIA, the Company shall make continued payments of your base salary to you for a period of at least two months with an additional two weeks of base salary continuation for each six-month period of service with the Company up to a maximum of six months’ of your then-current base salary, payable in accordance with the Company’s standard payroll schedule.
7.
Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition of your employment with HealthMode, to sign the Company’s standard Proprietary Information and Inventions Agreement (the “PIIA”), a copy of which is attached hereto as Exhibit A.
8.
Tax Matters.
a.
Withholding. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law.

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b.
Tax Advice. You are encouraged to obtain your own tax advice regarding your compensation from HealthMode. You agree that HealthMode does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against HealthMode or their respective Boards of Directors related to tax liabilities arising from your compensation.
9.
Interpretation, Amendment, and Enforcement. This letter agreement and Exhibit A constitute the complete agreement between you and HealthMode, contain all of the terms of your employment with HealthMode and supersede any prior agreements, representations or understandings (whether written, oral or implied) between you and HealthMode. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of HealthMode. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with HealthMode or any other relationship between you and HealthMode (the “Disputes”) will be governed by State of California law, excluding laws relating to conflicts or choice of law. You and HealthMode submit to the exclusive personal jurisdiction of the federal and state courts located in San Francisco, California, in connection with any Dispute or any claim related to any Dispute.

* * * * *

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Daniel Karlin

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We hope that you will accept our offer to join HealthMode. You may indicate your agreement with these terms and accept this offer by signing and dating both the enclosed duplicate original of this letter agreement and the enclosed Proprietary Information and Inventions Agreement and returning them to me. This offer, if not accepted, will expire at the close of business on July 5, 2019. As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States. Your employment is also contingent upon your starting work with the Company before July 5, 2019.

If you have any questions, please contact me at XXXXXXXXX.

Very truly yours,

HEALTHMODE, INC.

By:

Title:	Chairman of the Board

I have read and accepted this employment offer:

Signature of Employee

Dated: 6/25/2019

Attachment

Exhibit A: Proprietary Information and Inventions Agreement

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Daniel Karlin

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Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following confirms and memorializes an agreement that HealthMode, Inc., a Delaware corporation (the “Company”) and I, have had since the commencement of my employment (which term, for purposes of this agreement, shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by Company:

1.
I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.
2.
Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by California Labor Code Section 2870 (which is attached as Appendix A) (collectively “Inventions”) and I will promptly disclose all Inventions to Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by Section 2870 so that the Company can make an independent assessment. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix B in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of Company, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), Company will have and I hereby grant Company a

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perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.
3.
To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by Company.
4.
I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.
5.
Until one year after the term of my employment, I will not encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment).
6.
I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.
7.
I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the President of Company.

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8.
I agree that my obligations under paragraphs 2, 3, 4 and 5 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, it subsidiaries, successors and assigns.
9.
Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.
10.
I acknowledge receipt of the following notice under 18 U.S.C § 1833(b)(1): “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

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Daniel Karlin

June 25, 2019

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Effective: June 25, 2019	Employee

Signature

Daniel Karlin

Accepted and Agreed to:

HealthMode, Inc.

By:
Name:	Bradford Cross
Title:	Chairman of the Board

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APPENDIX A

California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a)
Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)
Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)
Result from any work performed by the employee for his employer.

(b)
To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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APPENDIX B

PRIOR MATTER

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